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Exhibit 10.26

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK (****) TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXCLUSIVE SERVICES AGREEMENT

        This Exclusive Services Agreement (this "Agreement"), effective as of January 1, 2006, is entered into by and between IMPAC Funding Corporation, a California corporation ("Impac"), and Real Estate Disposition Corporation ("REDC"), a California corporation.

RECITALS

        WHEREAS, REDC is a home auction marketing company.

        WHEREAS, Impac is in the business of acquisition and origination of residential mortgage loans.

        WHEREAS, during 2007 Impac provided certain services to REDC as outlined in a separate Services Agreement (the "2007 Services Agreement"), and such services included assisting **** in obtaining **** and **** as **** of ****.

        WHEREAS, the parties desire to enter into this new Agreement to set forth the terms of compensation Impac shall receive from REDC for continued services, as set forth herein, and revenue that will continue to be earned by REDC for services performed under the 2007 Services Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and accepted, the parties to this Agreement hereby agree as follows:

ARTICLE I

1.    CERTAIN DEFINITIONS

        1.1    "Affiliate" means with respect to any Person, (a) any other Person directly or indirectly controlled by, controlling or under direct or indirect common control with the Person in question, or (b) any other Person who owns, directly or indirectly, fifteen percent (15%) or more of the voting rights attributable to the ownership interest of the other Person or of any other Person which controls, is controlled by or is under common control with such Person.

        1.2    "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of prior or succeeding law. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

        1.3    "Fiscal Year" means the period ending December 31 of each year, or such other period as the REDC may designate as the Fiscal Year of REDC, consistent with the requirements of the Code.

        1.4    "GAAP" means generally accepted accounting principles, consistently applied.

        1.5    "Gross Profit" means REDC's gross profit, as set forth on their financial statement (****), which is equal to **** equal to **** from the **** from the ****.

        1.6    "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

        1.7    "Subsidiary" means any Affiliate of REDC which is directly or indirectly, through one or more intermediaries, controlled by REDC.

ARTICLE II

2.    IMPAC SERVICES

        2.1    Services Generally.    Impac shall provide the following services to REDC on an exclusive basis in connection with REDC's auction business (the "Services"). The parties agree that the providing of such Services is a material term of this Agreement.

          (a)   Business development advice as it pertains to potential additional clients for REDC—namely establishing contacts with other mortgage banks/lenders and servicers that could provide REO assets for REDC's auctions—as well as reasonable client relations assistance for existing and new clients; and

          (b)   Consulting services as it relates to the mortgage industry and lending environment in connection with REDC's auctions, which is a key component to REDC's auction model.

          (c)   In the event Impac provides services to REDC beyond those set forth in (a) and (b) above, then REDC may owe additional compensation (beyond what is set forth in this Agreement) to Impac as agreed to by the parties.

ARTICLE III

3.    SERVICE FEES PAYABLE

        3.1    Payments Generally.    REDC shall pay a fee in cash to Impac equal to **** and ****. Although the fee is based upon final, annual figures, REDC shall make estimated quarterly payments, based upon quarterly financials, to Impac. Such quarterly payments for fiscal year quarters ending in March, June and September shall be made no later then May 15, August 15 and November 15, respectively, and the final payment for any fiscal year shall be made no later than March 15 of the year following such fiscal year, within thirty (30) days following the second fiscal quarter of the first year of the term of this Agreement and within ninety (90) days following each fiscal year during the entire term of this Agreement, the parties will meet to discuss any modifications to this Agreement that may be required due to a change in the Services being provided hereunder. To the extent no changes are necessary, or cannot be reasonably agreed to by the parties, then the existing terms of this Agreement shall continue.

        3.2    Change-in-Control Agreement Termination Fee.    In the event that substantially all of the assets or stock of REDC are sold, transferred or otherwise disposed of by REDC (other than in the ordinary course of business) to any Person (the "Purchaser Transferee"), or if REDC should engage in any merger transaction or leveraged recapitalization, or any similar transaction (all of the foregoing, a "Sale Transaction"), REDC shall, both upon acceptance of the Sale Transaction and again on the date of the consummation of such Sale Transaction, deliver written notice of such Sale Transaction to Impac and pay on the date of consummation to Impac a change-in-control agreement termination fee in cash equal to **** including, but not limited to, **** legal fees and investment banking advisor fees) **** in such Sale Transaction. In the event the fee set forth in Section 3.1 above has been reduced from ****, as described to Section 3.3 below, then the **** fee set forth above shall be reduced ****. In connection with such Sale Transaction, the payment of funds to REDC or REDC shareholders outside of the purchase price (i.e. for consulting services, non-compete agreements or through employment arrangements) shall not be included in the calculation of the purchase price unless such funds are excess of the amounts consistent with the services, benefits or duties to be provided by REDC or its shareholders. Upon such termination, neither party shall have any further obligation to the other, other than that REDC shall pay to Impac fees under Section 3.1 above through the termination date.

        3.3    Termination Fee in Certain Cases.    If, at any time, Impac should voluntarily or involuntarily enter into a bankruptcy proceeding then REDC shall have the right to terminate this Agreement upon the delivery to Impac of a notice to that effect and payment of a termination fee in cash equal to (a) **** for the **** plus (b) any fees due to Impac through the termination date under Section 3.1 above. Additionally, if at any time after the effective date of this Agreement, **** and **** shall be **** following the **** shall have the right to **** upon the **** notice to that effect **** and such **** shall take effect **** notice of such ****.

        3.4    Termination for Non-Performance of Services.    In the event Impac fails to provide the Services during the term of this Agreement, REDC shall provide written notice to Impac of such default, and should Impac fail to cure such default within thirty (30) days of receipt of such notice, then this Agreement shall terminate upon the end of such thirty (30) day notice/cure period. Upon such termination, neither party shall have any further obligation to the other, other than that REDC shall pay to Impac fees under Section 3.1 above through the termination date.

        3.5    Expiration.    The initial term of this Agreement shall expire on December 31, 2010. Impac shall have the right to renew this Agreement for an additional three (3) years provided they give written notice to REDC requesting such renewal no later than September 30, 2010. Notwithstanding Impac's renewal right, nothing contained in this Agreement shall obligate REDC to maintain continuous business operations during the term of this Agreement

        3.6    Payment Instructions.    All payments to lmpac pursuant to this Agreement shall be made via wire transfer pursuant to instructions provided by Impac from time to time in writing.

ARTICLE IV

4.    REPRESENTATIONS AND WARRANTIES OF REDC

        REDC hereby represents and warrants to Impac that as of the date hereof:

        4.1    Organization, Good Standing and Qualification.    REDC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted, REDC is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or condition (financial or otherwise).

        4.2    Authorization and Compliance.

          (a)   All corporate action on the part of REDC, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of REDC hereunder has been taken, and this Agreement, when executed and delivered by REDC, shall constitute valid and legally binding obligations of REDC, enforceable in accordance with its respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

          (b)   Neither the execution and delivery of this Agreement nor the performance by REDC or its Affiliates of their obligations under this Agreement will: (i) with or without the giving of notice or the passage of time, or both violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt or obligation of REDC or its Affiliates; (ii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease or license to which REDC or its Affiliate is a party, or by which it or its properties is bound or subject; or (iii) result in the creation or imposition of any security interest, lien, or other encumbrance upon any property or assets of

  REDC or its Affiliates under any agreement or commitment to which it is a party, or by which it or its properties is bound or subject.

        4.3    Lodging and Healthcare.    REDC and its Subsidiaries have not, directly or indirectly, operated or managed any lodging or health care facility, or provided to any other person (under franchise, license, or otherwise) rights to any brand name under which any lodging or heal care facility is operated.

ARTICLE V

5.    REPRESENTATIONS AND WARRANTIES OF IMPAC

        Impac hereby represents and warrants to REDC that as of the date hereof:

        5.1    Authorization.    Impac has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Impac, shall constitute valid and legally binding obligations of Impac, enforceable in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief; or other equitable remedies.

ARTICLE VI

6.    OPERATIONS

        6.1    Records and Reports.    REDC shall cause to be kept, at the principal place of business of REDC, or at such other location, as REDC shall reasonably deem appropriate, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities, and the internal affairs of REDC for at least the current and past four fiscal years.

        6.2    Delivery of Financial Statements and Other Documents.    Within thirty (30) days following each fiscal quarter, REDC shall provide to Impac a copy of REDC's income statement for such quarter. Additionally, with each fee payment as set forth in Section 3.1, REDC shall deliver to Impac a statement of operations for each relevant period in reasonable detail and prepared in accordance with GAAP.

        6.3    Inspection.    REDC shall permit Impac, at Impac's expense, to visit and inspect REDC's properties, to examine its books of account and records and to discuss REDC affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Impac.

ARTICLE VII

7.    MISCELLANEOUS

        7.1    Liability of Impac.    Impac shall not be personally liable in any manner whatsoever for any debt, liability or other obligation of REDC, whether such debt, liability or other obligation arises in contract, tort, or otherwise.

        7.2    Survival of Warranties.    Unless otherwise set forth to this Agreement, the representations and warranties of REDC and Impac contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year, provided, however, that such representations and warranties are only made as of the date of such execution and delivery. The operational requirements set forth in ARTICLE V shall survive indefinitely.

        7.3    Transfer; Successors and Assigns.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties as are permitted by the Agreements. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the above, and given the unique nature of the Services to be provided by lmpac, Impac shall not be allowed to assign any of its obligations or rights under this Agreement to another party without the prior written consent of REDC. Any such assignment without REDC's consent shall automatically terminate this Agreement. Upon such termination, neither party shall have any further obligation to the other, other than that REDC shall pay to Impac fees under Section 3.1 above through the termination date.

        7.4    Governing Law.    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law or choice of law.

        7.5    Counterparts.    This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        7.6    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        7.7    Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery when delivered personally or by overnight courier or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page herein, or as subsequently modified by written notice, and if to Impac, with a copy to William J. Cemius, Latham & Watkins LLP, 650 Town Center Drive, 2nd Floor, Costs Mesa, California 92626.

        7.8    Fees and Expenses.    REDC and Impac shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

        7.9    Attorney's Fees.    If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        7.10    Amendments and Waivers.    Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of REDC and Impac. Any amendment or waiver effected in accordance with this Section 6.11 shall be binding upon Impac and REDC.

        7.11    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

        7.12    Delays or Omissions; Remedies Cumulative.    No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        7.13    Entire Agreement.    This Agreement and the Schedules and Exhibits hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly canceled.

        7.14    Confidentiality.    REDC and Impac agree that, except with the prior written permission of the applicable party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement or the performance of its obligations hereunder. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

        7.15    Tax Advice.    Each party hereto acknowledges and agrees that it has not received and is not relying upon tax advice from any other party hereto, and that he, she or it has consulted and will continue to consult his, her, or its own tax advisors.

[Signature Pages Follow]

        The parties have executed this Agreement as of the date first written above.

REAL ESTATE DISPOSITION CORPORATION:

By:	/s/ JEFFREY FRIEDEN

Name:	Jeffrey Frieden
(Print)

Title:	CEO/President

Address:	One Mauchly Irvine, CA 92618

IMPAC FUNDING CORPORATION:

By:	/s/ WILLIAM ASHMORE

Name:	William Ashmore
(Print)

Title:	President

Address:	19500 Jamboree Irvine, CA 92612

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  Exhibit 10.26
EXCLUSIVE SERVICES AGREEMENT
RECITALS
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII